As filed with the Securities and Exchange Commission on October 4, 1999
                                                       Registration No. 333-____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             HAUPPAUGE DIGITAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                           11-3227864
  (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)


                                 91 Cabot Court
                            Hauppauge, New York 11788
                                 (516) 434-1600
                    (Address of principal executive offices)

            1998 Hauppauge Digital, Inc. Incentive Stock Option Plan
                              (Full title of plan)


                             Mr. Kenneth R. Aupperle
                                    President
                             Hauppauge Digital, Inc.
                                 91 Cabot Court
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (516) 434-1600
          (Telephone number, including area code, of agent for service)


                                  -------------

                                   Copies to:
                            Herbert W. Solomon, Esq.
                   Meltzer, Lippe, Goldstein & Schlissel, P.C.
                                190 Willis Avenue
                             Mineola, New York 11501
                                 (516) 747-0300
                               Fax (516) 747-0653

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed                  Proposed
Title of                            Amount                    maximum                   maximum                  Amount of
securities to                       to be                     offering price            aggregate                registration
be registered                       registered(a)             per share                 offering price           fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01                      350,000(1)                $23.3125                  $8,159,375                 $2,400.00
per share
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 TOTAL:            $2,400.00

(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(1)  Pursuant to 1998 Hauppauge Digital, Inc. Incentive Stock Option Plan.

(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 and based upon the maximum option exercise prices for shares of Common Stock pursuant to options granted to date under the 1998 Hauppauge Digital, Inc. Incentive Stock Option Plan (referred to herein as the "Plan").



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     This Registration Statement on Form S-8 of Hauppauge Digital, Inc., a Delaware corporation (the "Registrant"), covers a total of 350,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Plans of the Registrant, as follows:

     (i) 350,000 shares pursuant to the 1998 Hauppauge Digital, Inc. Incentive Stock Option Plan

The Plan was approved and adopted by the Board of Directors on December 17, 1997 and approved by the Company's shareholders on March 12, 1998.

Item 2.  Registrant Information and Employee Plan Annual Information

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1998 Hauppauge Digital, Inc. Incentive Stock Option Plan are available without charge by contacting:

                       Gerald Tucciarone, Treasurer
                       Hauppauge Digital, Inc.
                       91 Cabot Court
                       Hauppauge, New York 11788
                       (516) 434-1600


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act filed on December 29, 1998;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated January 4, 1995, including any amendments thereto or reports filed for the purpose of updating such description.

     (d)  The  Registrant's  proxy  statement  dated  March 2, 1999  pursuant to
          Section 14(a) of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Common Stock offered hereby has been passed upon by Meltzer, Lippe, Goldstein & Schlissel, P.C. ("MLG"), legal counsel of the Company. Attorneys who are partners or counsel in MLG own 1,500 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides, in relevant part, that the Company may indemnify its directors and officers in the circumstances therein provided.

     Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides:

          No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

     Article X of the Company's bylaws, as amended, provides the following:

          The corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of his being or having been a director or officer of the corporation, or of any other corporation which he served as such at the request of the corporation, against the reasonable expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have been guilty of negligence or misconduct in the performance of his duty to the corporation.

          The corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil, criminal, administrative or investigative brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the corporation, or of any other corporation which he served as such at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and reasonably incurred n connection with such action, suit or proceeding, or any appeal therein, if such director or officer acted in good faith in the reasonable belief that such action was in the best interests of the corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not in itself create a presumption that any such director or officer did not act in good faith in the reasonable belief that such action was in the best interests of the corporation or that he had reasonable ground for belief that such action was unlawful.

          Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation."

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

    4.1 1998 Hauppauge Digital, Inc. Incentive Stock Option Plan (incorporated by reference to the Registrant's proxy statement dated January 28, 1998 and filed pursuant to Section 14(a) of the Exchange Act)

    5.1 Opinion of Meltzer, Lippe, Goldstein & Schlissel, P.C., as to the legality of the securities being offered

   23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant

   23.2  Consent of Meltzer, Lippe, Goldstein & Schlissel, P.C.

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

     (1) To file,  during any period in which it offers or sells  securities,  a
post-effective   amendment  to  this  registration   statement  to  include  any
additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d)of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payments by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is assented by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on September 27, 1999.


                                          HAUPPAUGE DIGITAL, INC.

                                          By: /s/ Kenneth Plotkin
                                             -----------------------------------
                                             KENNETH PLOTKIN
                                             Chief Executive Officer, Vice-
                                             President, and Secretary


                                          By: /s/ Kenneth R. Aupperle
                                             -----------------------------------
                                             KENNETH R. AUPPERLE
                                             President and Chief Operations
                                             Officer


                                          By: /s/ Gerald Tucciarone
                                             -----------------------------------
                                             GERALD TUCCIARONE
                                             Treasurer and Chief Financial
                                             Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.


                                          By: /s/ Kenneth R. Aupperle
                                             -----------------------------------
                                             KENNETH R. AUPPERLE
                                             Director


                                          By:  /s/ Kenneth Plotkin
                                             -----------------------------------
                                             KENNETH PLOTKIN
                                             Director



                                          By: /s/ Steven J. Kuperschmid
                                             -----------------------------------
                                             STEVEN J. KUPERSCHMID
                                             Director


                                          By: /s/ Bernard Herman
                                             -----------------------------------
                                             BERNARD HERMAN
                                             Director

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
    4.1                    1998 Hauppauge Digital, Inc. Incentive
                           Stock Option Plan (incorporated by
                           reference to the Registrant's proxy
                           statement dated January 28, 1998 pursuant to Section 14(a) of the Exchange Act)

    5.1                    Opinion of Counsel

    23.1                   Consent of Independent Certified Public
                           Accountant

    23.2                   Consent of Counsel